Exhibit 10.2

                          CORNELL CAPITAL PARTNERS, LP
                          101 HUDSON STREET, SUITE 3700
                          JERSEY CITY, NEW JERSEY 07302

                                 August 29, 2005

                                      SEDA

PERSONAL AND CONFIDENTIAL

      On the terms and subject to the conditions set forth below, Cornell Capital Partners, LP (the "Investor") will commit to purchase up to $50.0 million of common stock of Celerity Systems Inc. (the "Issuer") on the principal terms set forth below. This letter is binding and the parties will enter into formal agreements setting forth their respective rights and obligations. Such agreements will contain customary representations, warranties and indemnifications. The material terms of the offering are set forth below:

Issuer                              Celerity Systems Inc. (CESY)

Investor                            Cornell Capital Partners, LP

Securities                          Common Stock

Commitment Amount                   The Investor shall commit to purchase up
                                    to $50,000,000 of Common Stock of the
                                    Issuer over the course of 24 months after an effective registration of the Common
                                    Stock. The Issuer shall have the right, but not the obligation, to sell Common
                                    Stock to the Investor.  Each right to sell
                                    Common Stock is called an "Advance."  Each
                                    Advance may be up to $1,000,000.

Advance Notice                      In order to request an Advance, the Issuer
                                    will submit a written notice (an "Advance
                                    Notice") to the Investor.  The Advance
                                    Notice will specify the amount of the
                                    Advance. Advance Notices may be delivered to the Investor every 7 trading days after the Common Stock is registered with the Securities and Exchange Commission. The date the Advance Notice is delivered to the Investor is called an "Advance Notice
                                    Date."

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Purchase Price                      The Issuer will sell to the Investor the
                                    Common Stock at a purchase price equal to 98% of the Market Price. The "Market Price" is the lowest closing bid price ("VWAP") of the Common Stock during the five consecutive trading days after the Advance Notice Date (the "Pricing Period").

Advance Date                        The Advance Date is the date on which the
                                    sale of the Common Stock and the payment of the Purchase Price are completed. Each
                                    Advance Date will be on the first trading day after the end of the relevant Pricing
                                    Period. On each Advance Date, the Issuer will cause the delivery of whole shares of common stock to the Investor or its designees via DWAC, against payment therefore to the Issuer's designated account by wire transfer of immediately available funds (provided that the shares of stock are received by the Investor no later than 1:00 pm EST) or next day available funds if the shares are received thereafter.

No Short Sales                      The Investor will not, and that it will
                                    cause its affiliates not to, engage in any short sales with respect to the Common
                                    Stock.

Registration Rights                 The Issuer shall file a registration
                                    statement with the Securities and Exchange
                                    Commission to register the shares of
                                    common stock to be issued to the
                                    Investor. The Issuer shall use its best effort to get the registration statement effective. The Issuer shall continuously maintain the effectiveness of the registration statement for a period of 24 months after the effective date. The
                                    Issuer shall pay all offering expenses in connection with the registration.
                                    The Issuer shall pay the Investor a

Structuring Fee                     structuring fee in connection with this
                                    transaction of $10,000 upon closing.  The
                                    Issuer shall be responsible for all of its own fees and expenses incurred in connection with the documentation and closing of this transaction.

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Commitment Fee                      Upon  closing,  the Issuer  shall  issue to
                                    the  Investor   restricted   shares  and/or
                                    warrants of the  Issuer's  common  stock in
                                    an  amount  equal  to 2% of the  Commitment
                                    Amount  based on a share  price  of  $0.001
                                    per  share.  The day of  closing is the day
                                    the  definitive  documents  are  signed  by
                                    both  parties.  These  shares and  warrants
                                    shall   have    "piggy-back"   and   demand
                                    registration rights.

                                    The  number  of  restricted  shares  issued
                                    will be  limited  to less  than 4.9% of the
                                    total  outstanding  shares of the Issuer at
                                    closing.    To   the   extent    that   the
                                    Commitment  Fee  exceeds  the  value of the
                                    restricted  shares,  the difference will be
                                    issued  in  the  form  of  warrants  with a
                                    strike  price  of  $0.001  per  share.  The
                                    number of warrants  will be  determined  by
                                    dividing  the  remaining   portion  of  the
                                    Commitment Fee by the difference between closing bid price on the day prior to the Closing Date and $0.001 per share.

Commission                          Upon each Advance, the Investor shall
                                    receive directly from escrow cash
                                    compensation equal to five percent (5%) of the gross proceeds of such Advance.

Condition                           Issuer will agree to exchange
                                    approximately 800 million shares of common stock owned by Investor for convertible preferred stock that is convertible into 800 million shares of common stock with registration rights. The preferred stock will be subject to a cap whereby at no time will the Investor be able to convert into greater than 9.9% of the outstanding common stock of the Issuer.

                                    Issuer will terminate its status as a
                                    business development company under the
                                    Investment Company Act of 1940.

Confidentiality                     The existence of this term sheet and the
                                    individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except to the Issuer, the Investor and their respective legal advisors.

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      If the terms and conditions contained herein are satisfactory, please sign as indicated below. We appreciate this opportunity to work with you. We look forward to an expeditious and successful closing of this transaction.

                                       Sincerely,

                                       CORNELL CAPITAL PARTNERS, LP

                                       By:  Yorkville Advisors Management, LLC
                                       Its:  General Partner

                                       By: _____________________________________
                                       Name:    Mark Angelo
                                       Title:   Portfolio Manager
                                       By:  Yorkville Advisors Management, LLC
                                       Its:  General Partner

AGREED TO AND ACCEPTED:

Celerity Systems Inc.

By: _______________________________
Name: Rob Legnosky
Title:  CEO

Dated:  August ___, 2005